Exhibit (c)(i)

The Conflicts Committee of MarkWest Energy GP, L.L.C. Project Solution Discussion Materials September 4, 2007 Confidential Presentation to:

Disclaimer The following pages contain material that was provided to the Conflicts Committee of the Board of Directors of MarkWest Energy GP, L.L.C. (the “Conflicts Committee”) by Lehman Brothers Inc. ("Lehman Brothers"). The accompanying material was compiled or prepared on a confidential basis solely for use by the Conflicts Committee and not with a view toward public disclosure under state and federal securities laws. The information contained in this material was obtained from MarkWest Energy Partners, L.P. (“MWE”), MarkWest Hydrocarbon, Inc. (“MWP”) and/or other publicly available sources, and Lehman Brothers has relied upon such information without independent verification thereof. Any estimates and projections for MWE and/or MWP and the assets associated with Project Solution contained herein have been prepared by management of MWE and/or MWP, or are based upon such estimates and projections. Furthermore, the projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. Because this material was prepared for use in the context of a presentation to the Conflicts Committee, the material was not prepared to comply with the disclosure standards set forth under state and federal securities laws and, to the extent the material may be used by readers not as familiar with the business and affairs of MWE and/or MWP as the Conflicts Committee, neither MWE and/or MWP nor Lehman Brothers nor any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material when used by persons other than the Conflicts Committee. DRAFT

Table of Contents Agenda Introduction Transaction Overview Pro Forma Analysis Valuation Analysis _____________________________________________________________ Appendices Valuation Analysis Supplement Valuation Sensitivity Supplement Other Considerations

Introduction Lehman Brothers is pleased to meet with the Conflicts Committee of the Board of Directors of MarkWest Energy GP, L.L.C. (the “Conflicts Committee”) to discuss the proposed three-step transaction pursuant to which MarkWest Energy Partners, L.P. (“MarkWest” or “MWE”) will acquire MarkWest Hydrocarbon, Inc. (“MWP” or “Hydrocarbon”) and up to a 10.3% interest in MarkWest Energy GP, L.L.C. (“MWE GP”) owned by a group of individuals principally comprised of certain members of MWE’s management and directors (“the Insider Interest”) Step One: MarkWest will purchase 100% of the common stock of Hydrocarbon for total consideration of $741.5 million, comprised of $20.00 per MWP share in cash and 1.285 MWE common units for each MWP share, valued at $32.31 based on the 20-day volume-weighted average price of MWE common units as of August 31, 2007 (the “20-day VWAP”) The principal assets of Hydrocarbon are an 89.7% interest in MWE GP, 4,938,992 MWE common units (an approximate 13.3% LP interest in MWE) and a natural gas liquids fractionation trading and marketing business (the “NGL Business”) Step Two: MarkWest will purchase the Insider Interest for $51.6 million, comprised of $21.0 million of cash and ~0.95 million MWE common units with an aggregate value of $30.6 million based on the 20-day VWAP as of August 31, 2007 Step Three: MarkWest will exchange [22,500,000] Class A units (the “Class A Units”) for Hydrocarbon’s 89.7% interest in MWE GP (including the related incentive distribution rights) and 4,938,992 MWE common units This step is done following the previous steps and is entirely internal (Hydrocarbon is a wholly-owned subsidiary of MWE at this point) The following pages discuss, among other things, the summary terms of the transaction, the financial consequences thereof and our valuation of MarkWest and Hydrocarbon The following analysis is based on the terms of the transaction as they currently stand Lehman Brothers has been engaged to render its opinion regarding the fairness, from a financial point of view, to the MWE unitholders unaffiliated with MWE GP, of the aggregate consideration to be paid in the transaction by MWE Introduction 1

Strategic Rationale Considerations Benefits Adverse Tax Consequences Reduction in tax shield for existing MWE unitholders Ongoing tax leakage from having MWP C-Corp in MLP chain (this tax leakage exists currently at MWP) Somewhat mitigated by tax shield of interest expense at MWP Commodity Price Exposure MWP’s NGL Business will be acquired by MWE, and although hedging contracts exist, it will add an element of commodity price exposure Reduction in Management Incentives to Achieve Growth IDRs have historically been a powerful incentive to achieve expected growth LTIP added to help Potentially Confusing Structure The Class A Units held at MWP will likely have different distributions than MWE’s Common Units, potentially creating a challenging modeling exercise for investors and research analysts The Class A Units will be treated as Treasury stock and not included in units outstanding, but will be receive a taxable MWE income allocation as well as an allocation of MWE depreciation Significantly Improves Cost of Capital Elimination of the IDRs will reduce MWE’s equity cost of capital Allows MWE to be more competitive in M&A market Reduces internal hurdle rate / enhances returns for organic growth projects Provides meaningful long-term accretion to extent more aggressive acquisition strategy realized Potential Yield Compression / Multiple Expansion Driven by market expectation of higher growth potential Further adds to cost of capital improvement Distributable Cash Flow Accretion The transaction is expected to be accretive to MWE’s unitholders immediately and over the projected period Simplifies Governance and Removes Conflicts of Interest Removes disproportionate consequences, which alleviates conflict of interest issues Potential for Synergies / Cost Reductions Move from two SEC reporting entities to one SEC reporting entity Fulfills Market Expectations for a Transaction The market reacted positively (one-day price appreciation for MWE and Hydrocarbon was 4.6% and 5.1%, respectively) upon a prior statement that the companies were considering a combination Transaction Overview 2

Partnership/Company Overview Summary Information ___________________________ $61.52 is the consideration for MWP based on per share exchange rate of $20.00 in cash and 1.285 shares of MWE valued at the 20-day VWAP of $32.31 per unit. Transaction Overview 3 ($ in millions, except per unit data) Hydrocarbon MWE Standalone MWE Proposal Premium Exchange NYSE NYSE Fiscal Year End December 31 December 31 52-Week High $37.50 $64.30 NA Current Price (8/31/07) 31.88 50.29 $60.97 21.2% 52-Week Low 23.16 25.50 NA 20-Day VWAP $32.31 $51.23 $61.52 20.1% Current Annualized Distribution $2.12 $1.44 $1.44 Yield (8/31/07) 6.65% 2.86% 2.34% Capitalization Equity Value (20-day VWAP) $1,164 $606 $742 Net Debt (6/30/07) 497 (32) (32) Enterprise Value $1,660 $574 $709 Credit Ratings (Moody's / S&P) B1 / B+ NA NA Outlook (Moody's / S&P) Pos. / Stable NA NA (1) (1)

Historic Share Price Performance Transaction Overview January 2004 - today ___________________________ Source: FactSet as of August 31, 2007. 4 (8/8/07) MWE releases 2Q07 results, citing a 19% increase in distributable cash flow over last year's figure (7/25/07) MWE increases quarterly cash distribution to $0.53 per unit (4/24/07) MWE announces $135 million private placement (2/21/07) MWE announces that it will consider strategic options with MWP (1/26/07) MWE declares cash distribution of $1.00 per unit and announces two-for-one split (1/4/07) MWE announces the acquisition of Santa Fe Gathering LLC (11/1/06) MWE announces a $0.97 per unit cash distribution (8/3/06) MWE announces a cash distribution of $0.92 per unit (4/26/06) MWE announces a cash distribution of $0.87 per unit (7/3/06) MWE announces the IPO of its common units (7/11/05) AMEX approves MWE's plan of action to bring the company back into AMEX compliance (7/20/04) MWE announces its intent to acquire American Central's East Texas gathering and processing system (1/8/04) MWP completes the acquisition of Shell Pipeline (4/26/05) MWP announces that it will delay filing of its annual report; AMEX informs the company that such action will will be considered non-compliant with AMEX standards (4/12/04) MWP reveals that its free cash flow for the 12-month period ending Dec 31 was negative $37m 1/1/2004 5/28/2004 10/22/2004 3/22/2005 8/17/2005 1/13/2006 6/9/2006 11/6/2006 4/4/2007 8/31/2007 $0 $10 $20 $30 $40 $50 $60 $70 Price MarkWest Energy Partners L.P. MarkWest Hydrocarbon Inc.

Transaction Overview

Transaction Overview

The Proposed Transaction Will Consist of the Following Steps:

Acquisition of MWP

- MWE purchases 100% of the common stock of Hydrocarbon for $61.52 per share or an aggregate equity value of $741.5 million
  - The $61.52 per share purchase price is comprised of $20.00 per share in cash[1] and 1.285 MWE common units per MWP share, worth $41.52 per share based on the 20-day VWAP of $32.31 per unit
- In the aggregate, MWE will pay $241.1 million in cash and issue ~15.5 million MWE common units to the MWP shareholders
  - Represents 32.5% cash and 67.5% equity based on the 20-day VWAP
  - Structured as a fixed exchange ratio cash election merger with applicable proration
- Based upon the advice of the Conflicts Committee, Lehman Brothers has assumed that the exchange of MWP shares for MWE units will not create a tax liability

Purchase of the Insider Interest

- MWE purchases the Insider Interest of 10.3% in MWE GP owned by various management and directors[2] of MWE and MWP for $51.6 million
  - The $51.6 million purchase price is comprised of $21.0 million of cash and ~0.95 million MWE common units valued at $30.6 million based on the MWE 20-day VWAP as of August 31, 2007 of $32.31 per unit
    - Consideration approximates a mix of 40.0% cash and 60.0% equity

Restructuring Transaction

- MWE issues [22,500,000] Class A Units to MWP (now an MWE wholly-owned subsidiary) in exchange for MWP's 89.7% interest in MWE GP and 4,938,992 MWE common units
  - The Class A Units will receive income allocations from MWE based only on earnings associated with MWE's base business, excluding MWP's NGL Business
  - Based upon the advice of the Conflicts Committee, Lehman Brothers has assumed that this exchange will not trigger any additional tax liability

1. Structurally, the cash will be conveyed to MWP shareholders through a redemption by MWP concurrent with the closing of the transaction.
2. Owners of the Insider Interest include Frank Semple (2.0%), John Fox (1.6%), John Mollenkopf (1.6%), Randy Nickerson (1.6%), Donald Heppermann (1.0%), Nancy Buese (0.2%), Corwin Bromley (0.1%) and others (2.2%).

LEHMAN BROTHERS 5 MARKWEST

Majority vote of the MWP shareholders (including the vote of Mr. Fox) Majority vote of the unaffiliated unitholders of MWE (those unitholders not affiliated with MWP or the MWE GP) Tax opinions from Vinson & Elkins and Hogan & Hartson The Restructuring Transaction must be completed simultaneously with closing (the acquisition of MWP is not contingent on the purchase of the Insider Interest) HSR and other customary closing conditions John Fox (Chairman of the Board of Directors of Hydrocarbon and Chairman of the Board of Directors of MWE GP) owns ~45% of the outstanding shares of MWP He has pledged to vote in favor of the proposed transaction However, he has a Fiduciary Out in the event the Special Committee of the Board of Directors of Hydrocarbon (the “Deal Committee”) changes its recommendation MWP will remain a C-Corporation held underneath MWE; therefore, any taxable income allocated to the Class A Units held by MWP will be fully taxable Combining Class A Unit taxable income allocations with the projected earnings from MWP’s NGL Business results in tax leakage at the consolidated entity In order to mitigate tax leakage, the portion of the cash proceeds issued to MWP shareholders upon the purchase of MWP by MWE will be raised through the issuance of $236.8 million of debt at MWP The interest expense associated with this debt will partially offset the taxable income generated at MWP through the NGL Business and the Class A Unit taxable income allocations Given that MWE is an MLP and a flow-through entity, its interest expense historically would not have been tax deductible Fox Support Agreement Closing Conditions Tax Transaction Terms Key Terms of the Transaction Transaction Overview 6

The transaction contains a “go-shop” provision for MWP Go-shop period of 30 days Following 30 days, a standard “no-shop” provision is adopted MWE has an indirect right to match a superior proposal due to a 4-day notification period Break-up fee of 1% during the go-shop period and 2% during the no-shop period Deal Protections Transaction Terms Key Terms of the Transaction (Continued) Transaction Overview 7

Transaction Structure Ownership Structure – Pro Forma Ownership Structure – Status Quo MWE Pro Forma Ownership Structure Public / Private 31,162,117 MWE Common Units MarkWest Energy GP, L.L.C. MarkWest Energy Partners, L.P. 36,499,909 Total Common Units 2.0% G.P. Interest and IDRs MarkWest Hydrocarbon, Inc. (1) 4,938,992 MWE Common Units 89.7% Officers / Directors (2) 398,800 MWE Common Units 5,525,909 MWP Common Stock 10.3% 13.3% L.P. Interest 1.1% L.P. Interest 83.7% L.P. Interest Public 6,475,300 MWP Common Stock 53.9% 46.1% (44.6% John Fox) ___________________________ MWP has 12,053,356 total shares outstanding as of August 31, 2007. Includes Frank Semple (2.0%), John Fox (1.6%), John Mollenkopf (1.6%), Randy Nickerson (1.6%), Donald Heppermann (1.0%), Nancy Buese (0.2%), Corwin Bromley (0.1%) and others (2.2%). NGL Business 100.0% MarkWest Operating Subsidiaries 100.0% Interest Transaction Overview 8 MWE Public / Private MWP Shareholders Officers & Directors 31,162,117 MWE Common Units 6,910,018 John Fox 1,344,946 MWE Common Units 8,578,544 other MWP 64.9% 32.3% of which 14.4% 2.8% L.P. Interest L.P. Interest by John Fox L.P. Interest MarkWest Energy GP, L.L.C. Non-Economic Interest MarkWest Energy Partners, L.P. 47,995,625 Total Common Units 22,500,000 Total Class A Units MarkWest MarkWest Hydrocarbon, Inc. Operating 22,500,000 Total Class A Units Subsidiaries $236,820,529 Debt 100.0% Interest NGL Business

Pro Forma Analysis Lehman Brothers has analyzed the impact of the proposed transactions on MWE’s distributable cash flow per L.P. unit and MWE’s credit profile Upon the advice of the Conflicts Committee, Lehman Brothers has assumed the acquisition of Hydrocarbon and the Restructuring Transaction will be tax-free Under the terms of the transaction: MWE acquires the stock of MWP for cash and MWE units with a purchase price of $61.52 per share for MWP, comprised of: $20.00 per share in cash, financed by $236.8 million in new borrowings at MWP (8.75% assumed interest rate) and the remaining cash component paid through excess cash and working capital on MWP’s balance sheet 1.285 MWE common units per share of MWP (15.5 million new MWE units issued) MWP remains a corporation and becomes a subsidiary of MWE MWE acquires the 10.3% Insider Interest for $51.6 million (comprised of $21.0 million of cash and ~0.95 million MWE common units valued at $30.6 million) Immediately following the above acquisitions, the 89.7% interest in MWE GP, 4,938,992 MWE common units held by Hydrocarbon are exchanged for [22.5] million new Class A Units issued by MWE and the 10.3% Insider Interest is dissolved The Class A Units will receive income allocations from MWE based only on earnings associated with MWE’s base business, excluding MWP’s NGL Business The Class A Units will be eligible for cash distributions based solely on distributable cash flow from MWE’s base business, excluding MWP’s NGL Business cash flow All projections were provided by management Pro Forma Assumptions Pro Forma Analysis 9

Pro Forma Analysis We have analyzed the proposed transaction with sensitivities around growth capital and commodity price assumptions Growth Capital: We have used a base growth case agreed to by the Conflicts Committee of unidentified internal growth capital expenditures incremental to MWE’s existing capital budget of $60 million in 2008, $125 million in 2009 and $150 million in 2010 and beyond. We have also analyzed a case where, as a result of the cost of capital benefits of this transaction, pro forma MWE invests an incremental $200 million of capital per year (the “Improved Acquisition Case”) Growth capital invested at 8x EBITDA, with annual maintenance capital expenditures of 4% of EBITDA Financed with 60% equity / 40% debt Equity is issued at a 6.25% distribution yield on a standalone basis and a 5.75% distribution yield on a pro forma basis Debt to finance the growth capital is issued at an 8.75% interest rate Commodity Prices: We have used three sets of commodity price assumptions, including those provided to us by management, strip prices as quoted by Bloomberg L.P. as of August 31, 2007 (the “Strip Price Case”) and a downside case with $50.00 oil and $7.00 natural gas (the “$50 / $7 Case”) Based on management guidance, we have assumed $2.5 million of annual synergies Included in both the base and pro forma projections is an assumed $50 million equity issuance at MWE in 4Q 2007 Cash proceeds used to fund identified organic capital projects in 2008 Pro Forma Assumptions (Continued) Pro Forma Analysis 10

Transaction Capitalization Financing Overview – Management Case ___________________________ Value based on 20-day VWAP of $32.31 per unit. Cash estimate provided by management as of 12/31/2007. Standalone column includes 4,938,992 MWE common units held at Hydrocarbon. Pro forma column assumes Hydrocarbon’s MWE LP interests are exchanged for MWE Class A Units and treated as Treasury stock for capitalization purposes. Sources & Uses Pro Forma Capitalization Pro Forma Analysis (3) 11 ($ in millions, except where noted) Sources Amount % Uses Amount % MWE Common Units Issued $531 66.1% Cash Proceeds $262 32.6% Debt Raised at MWP 237 29.5% MWE Units 531 66.1% Excess Cash at MWP 35 4.4% Transaction Fees / Costs 10 1.2% Total Sources $803 100.0% Total Uses $803 100.0% (1) (1) (2) ($ in millions, except where noted) Market Capitalization MWE Standalone Project Solution Adjustments MWE Pro Forma MWE 20-day VWAP $32.31 $32.31 L.P. Units Outstanding (mm) 36.5 11.5 48.0 Equity Value - L.P. $1,179 $1,551 Net Debt (6/30/07) 497 237 733 Total Enterprise Value $1,676 $2,284

Transaction Capitalization Equity Ownership Pro Forma MWE Equity Ownership – Management Case Pro Forma Analysis (1) ___________________________ Includes 327,898 MWE units (0.7%) and 6,910,018 units owned by John Fox (14.4%) for total of 7,237,916 MWE units (15.1%). (1) 12 (Shares in millions) Standalone Pro Forma Equity Classes Units % Ownership Units % Ownership Common Units - Public / Private 31.2 83.7% 31.2 64.9% Common Units - Held at MWP 4.9 13.3% - - Common Units - Officers and Directors 0.4 1.1% 1.3 2.8% Common Units - Issued to MWP Shareholders - - 15.5 32.3% Total Common L.P. Units 36.5 98.0% 48.0 100.0% Class A Units - Held at MWP - - 22.5 N/A Total L.P. Units 36.5 98.0% 70.5 100.0% General Partner Interest - MWP N/A 1.8% N/A N/A General Partner Interest - Officers and Directors N/A 0.2% N/A N/A Total G.P. Interest N/A 2.0% N/A N/A Total Equity Ownership 36.5 100.0% 70.5 100.0%

MWE Standalone Financial Projections Financial Projections Commodity Price Decks Pro Forma Analysis 13 ($s in millions, except per unit data) 2008E - 2012E 2008E - 2016E 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR CAGR EBITDA Management Case $214.7 $237.9 $247.8 $270.7 $292.7 $310.5 $325.9 $344.2 $358.4 8.1% 6.6% Wall Street Estimates 205.7 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A Distributable Cash Flow Management Case $157.6 $172.2 $176.2 $193.9 $211.3 $225.5 $238.2 $254.3 $267.0 7.6% 6.8% Wall Street Estimates 163.7 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A DCF / L.P. Unit Management Case $2.73 $2.84 $2.77 $2.86 $2.94 $2.98 $3.00 $3.05 $3.07 1.8% 1.5% Wall Street Estimates 2.71 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A Distributions / L.P. Unit Management Case $2.43 $2.47 $2.47 $2.51 $2.57 $2.60 $2.63 $2.66 $2.67 1.5% 1.2% Wall Street Estimates 2.42 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A DCF to G.P. Interest Management Case $52.5 $58.8 $59.3 $66.5 $73.6 $79.2 $83.9 $90.5 $95.3 8.8% 7.7% Wall Street Estimates 54.2 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A Distributions to G.P. Interest Management Case $40.7 $44.0 $46.5 $51.0 $56.3 $60.5 $64.7 $69.4 $72.9 8.5% 7.6% Wall Street Estimates 39.3 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A ($s in millions, except per unit data) 2008E - 2012E 2008E - 2016E 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR CAGR Management Case Crude Oil $73.24 $73.16 $72.48 $71.91 $71.35 $70.80 $70.25 $69.71 $69.16 (0.6%) (0.7%) Natural Gas 8.29 8.42 8.22 7.95 8.00 8.00 8.00 8.00 8.00 (0.9%) (0.4%) Strip Price Case Crude Oil $69.95 $68.64 $67.96 $67.68 $67.61 $67.61 $67.61 $67.61 $67.61 (0.8%) (0.4%) Natural Gas 7.78 8.22 8.06 7.83 7.63 7.63 7.63 7.63 7.63 (0.5%) (0.2%) 50/7 Case Crude Oil $50.00 $50.00 $50.00 $50.00 $50.00 $50.00 $50.00 $50.00 $50.00 0.0% 0.0% Natural Gas 7.00 7.00 7.00 7.00 7.00 7.00 7.00 7.00 7.00 0.0% 0.0%

Accretion / (Dilution) Analysis Accretion / (Dilution) – Base Case Accretion / (Dilution) Analysis Pro Forma Analysis 14 ($ in millions except where noted) Pro Forma Standalone Management Improved Acquisition DCF / L.P. Unit Base Case Case Case 2008E $2.73 3.6% 5.6% 2009E $2.84 4.0% 8.9% 2010E $2.77 7.6% 14.8% 2011E $2.86 11.6% 21.0% 2012E $2.94 14.1% 25.6% 2013E $2.98 16.4% 30.0% 2014E $3.00 17.4% 33.2% 2015E $3.05 18.7% 36.4% 2016E $3.07 19.6% 39.3% 2008-11 Average $2.80 6.7% 12.5% 2008-13 Average $2.85 9.5% 17.6% 2008-16 Average $2.92 12.5% 23.9% 3 Yr. CAGR ('08-'11) 1.5% 4.1% 5.8% 5 Yr. CAGR ('08-'13) 1.7% 4.1% 5.5% 8 Yr. CAGR ('08-'16) 1.5% 3.3% 4.6%

Accretion / (Dilution) Sensitivity Analysis Accretion / (Dilution) – Commodity Price Sensitivities Accretion / (Dilution) Analysis – Base Case Pro Forma Analysis 15 ($ in millions except where noted) Pro Forma Management Strip Price $50 / $7 DCF / L.P. Unit Case Case Case 2008E 3.6% 2.6% (0.4%) 2009E 4.0% 2.9% (3.0%) 2010E 7.6% 5.7% (9.9%) 2011E 11.6% 9.5% (9.3%) 2012E 14.1% 12.8% (5.2%) 2013E 16.4% 15.6% (2.1%) 2014E 17.4% 17.2% 0.0% 2015E 18.7% 18.6% 1.7% 2016E 19.6% 20.0% 3.0% 2008-11 Average 6.7% 5.2% (5.6%) 2008-13 Average 9.5% 8.2% (5.0%) 2008-16 Average 12.5% 11.7% (2.8%) 3 Yr. CAGR ('08-'11) 4.1% 3.5% (6.6%) 5 Yr. CAGR ('08-'13) 4.1% 4.2% (1.7%) 8 Yr. CAGR ('08-'16) 3.3% 3.6% (0.2%)

Pro Forma Credit Impact Credit Profile Credit Profile Analysis – Management Case Pro Forma Analysis ___________________________ Note: Assumes $50 million equity raise at MWE in Q4 2007. For illustrative purposes, assumes transaction closes at 6/30/07. (1) (1) (1) (1) 16 Management Strip Price $50 / $7 Case Case Case MWE MWE Inc. Acq. MWE MWE MWE MWE Statistics Standalone Pro Forma Case Standalone Pro Forma Standalone Pro Forma Total Debt LTM (6/30/07) $529.0 $765.9 $765.9 $529.0 $765.9 $529.0 $765.9 2007E $649.8 $886.6 $886.6 $652.7 $889.6 $655.9 $892.7 2008E $698.5 $935.3 $1,015.9 $704.9 $941.7 $708.1 $944.9 EBITDA LTM (6/30/07) $174.0 $194.0 $194.0 $174.0 $194.0 $174.0 $194.0 2007E $173.5 $189.7 $189.7 $174.2 $196.6 $172.9 $180.8 2008E $214.7 $227.8 $237.8 $213.0 $224.7 $218.3 $222.0 Credit Statistics Total Debt / EBITDA LTM (6/30/07) 3.04 x 3.95 x 3.95 x 3.04 x 3.95 x 3.04 x 3.95 x 2007E 3.75 x 4.67 x 4.67 x 3.75 x 4.53 x 3.79 x 4.94 x 2008E 3.25 x 4.11 x 4.27 x 3.31 x 4.19 x 3.24 x 4.26 x EBITDA / Interest Expense LTM (6/30/07) 4.66 x 3.34 x 3.34 x 4.66 x 3.34 x 4.66 x 3.34 x 2007E 4.78 x 3.36 x 3.36 x 4.80 x 3.49 x 4.75 x 3.20 x 2008E 3.94 x 3.04 x 3.11 x 3.89 x 2.99 x 3.95 x 2.94 x

Valuation Analysis Overview of Valuation Methodologies Lehman Brothers has performed the following valuation analyses: A valuation of MWE’s L.P. units using a comparable companies analysis and a discounted cash flow analysis These analyses are used to value the consideration being paid by MWE, as well as the L.P. units held by Hydrocarbon that are being purchased by MWE A valuation of 100% of MWE GP using a comparable companies analysis, a comparable transactions analysis and a discounted cash flow analysis A valuation of Hydrocarbon’s NGL Business using a discounted cash flow analysis Additionally, Lehman Brothers examined the impact of commodity prices on the valuation of the entities being acquired and on the consideration being offered This sensitivity was performed using discounted cash flow analyses Valuation Analysis 17

Valuation Summary Consolidated Valuation vs. Aggregate Consideration Amalgamated Methodologies (Management Commodity Case) Management Case Strip Case $50 / $7 Case Consolidated Valuation Aggregate Consideration Valuation Analysis DCF only Aggregate Consideration based on 20-day VWAP ($758 million) ___________________________ Note: Dotted boxes indicate contributed value from assuming present value of $2.5 million of synergies of $18.3 million to $27.0 million, respectively. Synergy Value $955 $944 $955 $680 18 $682 $677 $847 $928 $400 $500 $600 $700 $800 $900 $1,000 MWP Equity Value ($ mm) $388 $571 $611 $603 $597 $615 $746 $818 $917 $928 $653 $814

MWE L.P. Unit Valuation Summary (Pre-Tax) ___________________________ All MWE statistics are based on data from Wall Street Research. Note: DCF range based on low and high; comparable company range based on average; implied MWE L.P. unit value range based on average of DCF and comparable company low and high. Discounted Cash Flow Analysis Comparable Companies Analysis Valuation Analysis Base Case (Management Commodity Case) 19 Equity Value per Unit Based Discount on Perpetuty Growth Rates of: Rate 0.0% 0.5% 1.0% 9.0% $33.83 $34.84 $35.97 11.0% 27.77 28.34 28.98 13.0% 23.59 23.95 24.34 $23.59 -- $35.97 ($ in millions) Valuation MWE (1) Equity Value Parameter Statistics Relevant Yields Reference Range Distributable Cash Flow 2007E $2.60 8.0% -- 6.5% $32.55 -- $40.06 2008E 2.71 9.0% -- 7.0% 30.08 -- 38.67 Distributions LQA $2.12 7.0% -- 5.5% $30.29 -- $38.55 2007E 2.14 7.0% -- 5.0% 30.60 -- 42.83 2008E 2.42 7.5% -- 6.5% 32.22 -- 37.18 $31.15 -- $39.46 Implied MWE L.P. Unit Value Range of $27.37 - $37.71

MWE GP Valuation (Pre-Tax) Discounted Cash Flow Analysis Comparable Companies Analysis Comparable Transactions Analysis ___________________________ All MWP statistics are based on data from Wall Street Research. Comparable Companies Analysis includes $2.0 million of incremental public company G&A expenses. Assumes cash flow attributable to 100% of the G.P. interest and related IDRs. Valuation Analysis Base Case (Management Commodity Case) 20 Enterprise Value Based Discount on DCF Multiples of: Rate 20.0x 25.0x 30.0x 15.0% $661 $762 $862 16.0% 622 715 808 17.0% 586 672 758 $586 -- $862 ($ in millions) Valuation MWE Equity Value Parameter Statistics (1) Relevant Multiples Reference Range Distributable Cash Flow (After G&A) 2007E $42.4 20.0x -- 25.0x $848 -- $1,061 2008E 52.2 17.0x -- 22.0x 887 -- 1,148 Distributions (After G&A) LQA $25.5 25.0x -- 30.0x $638 -- $765 2007E 34.0 23.5x -- 28.5x 798 -- 968 2008E 37.3 18.5x -- 23.5x 691 -- 877 $772 -- $964 ($ in millions) Valuation MWE GP Equity Value Parameter Statistics (1) Relevant Multiples Reference Range Distributable Cash Flow (Before G&A) LQA $45.8 12.5x -- 16.5x $573 -- $756 2007E 44.4 12.5x -- 16.5x 555 -- 733 Distributions (Before G&A) LQA $27.5 20.0x -- 25.0x $550 -- $688 2007E 36.0 20.0x -- 25.0x 719 -- 899 $599 -- $769

NGL Business Valuation (Pre-Tax) Discounted Cash Flow Analysis – Management Case Valuation Analysis Base Projections Base Case (Management Commodity Case) ___________________________ We have assumes standalone cash SG&A expense of $4 million per management. 21 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA $22.1 $16.6 $20.0 $21.4 $20.0 $18.8 $17.6 $16.4 $15.2 (4.6%) SG&A (1) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) Distributable Cash Flow $ 18.1 $ 12.6 $ 16.0 $ 17.4 $ 16.0 $ 14.8 $ 13.6 $ 12.4 $ 11.2 (5.9%) Equity Value based on Discount Perpetuity Growth Rate of: Rate (7.5%) (5.0%) (2.5%) 8.0% $130 $138 $149 10.0% 123 129 137 12.0% 116 121 128 $116 -- $149

G&A Calculations Discounted Cash Flow Analysis Valuation Analysis MWP Excess G&A Calculation ___________________________ We have assumes standalone cash SG&A expense of $4 million per management. 22 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E Total G&A $20.3 $20.7 $21.1 $21.5 $22.0 $22.4 $22.9 $23.3 $23.8 Non-cash ($8.8) ($9.0) ($9.2) ($9.3) ($9.5) ($9.7) ($9.9) ($10.1) ($10.3) NGL G&A ($4.0) ($4.0) ($4.0) ($4.0) ($4.0) ($4.0) ($4.0) ($4.0) ($4.0) Total G&A $7.5 $7.7 $8.0 $8.2 $8.4 $8.7 $9.0 $9.2 $9.5 PV of Cash Flows PV of Terminal Value Based Discount per L.P. Unit on Perpetuity Growth Rate of: Equity Value Rate ('08 -'16) (1.0%) 0.0% 1.0% (1.0%) 0.0% 1.0% 10.0% $50.2 $36.2 $40.2 $45.1 $86.3 $90.4 $95.3 12.0% $46.7 $26.0 $28.5 $31.4 $72.7 $75.2 $78.1 14.0% $43.6 $19.2 $20.8 $22.6 $62.8 $64.4 $66.2 $63 -- $95

MWP Tax Calculations Discounted Cash Flow Analysis Valuation Analysis Projections of the NGL Business Base Case (Management Commodity Case) ___________________________ We have assumes standalone cash SG&A expense of $4 million per management. 23 NGL Business Tax Calculation 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR Revenue $205.3 $198.6 $202.1 $203.2 $201.7 $200.2 $198.7 $200.2 $198.8 (0.4%) Operating Expenses (183.2) (182.1) (182.1) (181.7) (181.7) (181.4) (181.2) (183.9) (183.6) SG&A (20.3) (20.7) (21.1) (21.5) (22.0) (22.4) (22.9) (23.3) (23.8) MLP Equity Income 29.8 34.0 34.6 38.8 43.4 46.3 49.1 52.5 54.9 EBITDA $31.6 $29.9 $33.4 $38.7 $41.4 $42.7 $43.8 $45.5 $46.3 4.9% Taxable Income Interest Income 2.7 3.3 3.9 4.6 5.3 6.0 6.6 7.3 7.9 DDD&A and Other (0.8) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) Less MLP Equity Income (29.8) (34.0) (34.6) (38.8) (43.4) (46.3) (49.1) (52.5) (54.9) Plus Allocated MLP Taxable Income 44.9 49.1 50.9 53.9 58.1 60.9 63.3 66.2 68.4 Plus Non-Deductible SG&A 8.8 9.0 9.2 9.3 9.5 9.7 9.9 10.1 10.3 Pre-Tax Income $57.4 $56.7 $62.3 $67.2 $70.4 $72.4 $74.0 $76.1 $77.4 3.8% Tax Rate 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% NGL Business Taxes Paid ($21.6) ($21.4) ($23.5) ($25.4) ($26.6) ($27.3) ($27.9) ($28.7) ($29.2) 3.8% MWP New Debt Tax Shield Calculation 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR Interest on Acquisition Debt ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) NM Tax Rate 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% MWP New Debt Tax Shield $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 NM PV of Cash Flows PV of Terminal Value Based Discount per L.P. Unit on Perpetuity Growth Rate of: Equity Value Tax Shield Rate ('08 -'16) (1.0%) 0.0% 1.0% (1.0%) 0.0% 1.0% Equity Value 10.0% $ (151) $ (112) $ (124) $ (139) $ (263) $ (275) $ (290) $ 78 12.0% (141) (80) (88) (97) (221) (228) (237) $ 65 14.0% (131) (59) (64) (70) (190) (195) (201) $ 56 $ (225) -- $ (243) $ 66 Actual Tax Impact $ (158) -- $ (177)

Valuation Summary – MWP Value of MWP Valuation Analysis Base Case (Management Commodity Case) 24 ($ in millions, except per unit data) Units Range MWE Common Units Equity Value per Unit Owned Pre-Tax Value DCF Analysis $23.59 -- $35.97 4.9 $117 -- $178 Comparable Companies Analysis $31.15 -- $39.46 4.9 $154 -- $195 MWE Common Unit Value Range $27.37 -- $37.71 4.9 $135 -- $186 Interest Range MWE GP Total Equity Value Owned Pre-Tax Value DCF Analysis $586 -- $862 89.7% $525 -- $774 Comparable Companies Analysis $772 -- $964 89.7% $693 -- $864 Comparable Transactions Analysis $599 -- $769 89.7% $538 -- $690 MWE GP Value Range $585 -- $776 Range NGL Marketing Business Pre-Tax Value DCF Analysis $116 -- $149 Range Excess G&A Pre-Tax Value PV of Excess G&A ($63) -- ($95) MWP Consolidated Valuation Consolidated Pre-Tax Value Range $773 -- $1,016 Less: PV of Taxes Paid at MWP ($225) -- ($243) Plus: PV of Tax Shield of New Debt at MWP 66 -- 66 Net Effect of Taxes ($158) -- ($177) Consolidated After-Tax Value Range $615 -- $839

Insider Interest Valuation Insider Interest Valuation Valuation Analysis Base Case (Management Commodity Case) 25 ($ in millions, except per unit data) Aggregate MWE GP Total Equity Value Interest Pre- and After-Tax Value DCF Analysis $586 -- $862 10.3% $60 -- $89 Comparable Companies Analysis $772 -- $964 10.3% $80 -- $99 Comparable Transactions Analysis $599 -- $769 10.3% $62 -- $79 MWE GP Value Range $67 -- $89

Valuation Summary Consolidated Valuation Valuation Analysis Aggregate Consideration Paid ___________________________ Adjusted for 1.285 exchange ratio. Consolidated Valuation vs. Consideration (Management Commodity Case) 26 MWP Consolidated Valuation Value Range ($mm) Consolidated Pre-Tax Valuation Range $773 -- $1,016 Less Tax Impact (158) (177) Consolidated After-Tax Value Range $615 -- $839 Insider Interest Valuation Pre-Tax / After-Tax Value Range $67 -- $89 Total Consolidated Valuation Range $682 -- $928 Consideration Paid to MWP Value per Unit Units Value Range ($mm) Cash $20.00 -- $20.00 12.05 $241 -- $241 MWE Units $27.37 -- $37.71 15.49 424 -- 584 Total $665 -- $825 Consideration Paid to Insiders Value per Unit Units Value Range ($mm) Cash N/A $21 -- $21 MWE Units $27.37 -- $37.71 0.95 26 -- 36 Total $47 -- $57 Excess Cash and Working Capital ($35) -- ($35) Aggregate Consideration Paid Range $677 -- $847 (1)

Commodity Price Sensitivity – Discounted Cash Flow Valuation Analysis 27 Management Strip Case 50/7 Case Case Case Case MWE Common Units $117 -- $178 $116 -- $176 $103 -- $156 MWE GP (89.7%) 525 -- 774 520 -- 767 444 -- 646 NGL Marketing 116 -- 149 114 -- 152 (77) -- (48) Excess G&A (63) -- (95) (63) -- (95) (63) -- (95) Consolidated Pre-Tax $695 -- $1,005 $686 -- $1,000 $407 -- $658 Taxes (158) -- (177) (142) -- (159) (70) -- (80) Total MWP Valuation $537 -- $828 $543 -- $840 $337 -- $578 Insider Interest 60 -- 89 60 -- 88 51 -- 74 Total Aggregate Valuation $597 -- $917 $603 -- $928 $388 -- $653 Consideration to MWP Shareholders Cash $241 -- $241 $241 -- $241 $241 -- $241 MWE Units 365 -- 557 362 -- 553 324 -- 489 $607 -- $798 $603 -- $794 $565 -- $730 Consideration to Insider Interest Cash $21 -- $21 $21 -- $21 $21 -- $21 MWE Units 22 -- 34 22 -- 34 20 -- 30 $43 -- $55 $43 -- $55 $41 -- $51 Excess Cash and Working Capital ($35) -- ($35) ($35) -- ($35) ($35) -- ($35) Aggregate Consideration Paid $615 -- $818 $611 -- $814 $571 -- $746

Summary Valuation Analysis of MWP

Valuation Analysis

Premia Paid in Recent Energy Transactions[1]

				Transaction Value ($mm)		Premium		
Closed	Target	Acquiror	Consideration	Equity	Enterprise	1-Day	1-Week	1-Month
Pending	Western Oil Sands	Marathon Oil	Cash & Stock	$ 5,532.9	$ 6,224.1	21.8%	18.6%	28.1%
Pending[2]	GlobalSantaFe	Transocean	Cash & Stock	$ 17,226.2	$ 17,300.2	0.1%	3.8%	3.3%
Pending	Pogo	Plains Exploration	Cash & Stock	$ 3,556.0	$ 5,373.5	18.5%	18.0%	10.7%
Pending	KCS Energy	Petrohawk Energy	Cash & Stock	1,611.9	1,967.1	9.6%	18.8%	32.9%
1/7/2007	Houston Exploration	Forest Oil	Cash & Stock	$ 1,500.5	$ 1,655.6	7.8%	0.3%	(4.0)%
6/12/2006	Pacific Energy Partners	Plains All American Pipeline	Cash & Stock	1,395.3	1,984.3	10.6%	10.2%	15.4%
3/31/2006	Burlington Resources	ConocoPhillips	Cash & Stock	35,194.9	36,400.3	20.9%	22.8%	37.7%
1/30/2006	Vintage Petroleum	Occidental Petroleum	Cash & Stock	3,569.5	4,118.9	33.4%	29.7%	22.6%
8/10/2005[2]	Unocal	ChevronTexaco	Cash & Stock	17,186.0	19,898.3	(3.0)%	(5.6)%	(2.8)%
7/1/2005	Kaneb Services	Valero LP	Cash Only	518.3	1,154.1	37.9%	34.1%	31.7%
7/1/2005	Kaneb Pipe Line Partners	Valero LP	Stock Only	1,744.4	2,360.0	21.3%	17.8%	19.1%
6/7/2005	Magnum Hunter Resources	Cimarex Energy	Cash & Stock	1,556.1	2,211.3	27.2%	28.9%	30.5%
5/16/2005	Patina Oil & Gas	Noble Energy	Cash & Stock	3,002.0	3,610.0	18.7%	21.5%	25.5%
1/9/2005	Premcor	Valero Energy	Cash & Stock	6,721.4	7,726.5	25.9%	33.4%	26.5%
9/30/2004[2]	Gulfterra	Enterprise Products Partners	Cash & Stock	2,550.9	4,550.1	2.2%	3.7%	2.0%
9/28/2004[2]	Evergreen Resources	Pioneer Natural Resources	Cash & Stock	1,891.2	2,175.0	(4.0)%	(7.9)%	15.4%
6/25/2004	Westport Resources	Kerr-McGee	Stock Only	2,600.0	3,663.7	10.7%	10.9%	13.4%
4/25/2003[2]	Ocean Energy	Devon Energy	Cash & Stock	3,643.3	5,280.1	3.6%	9.8%	7.0%
8/30/2002[2]	Conoco	Phillips Petroleum	Stock Only	15,346.0	24,783.0	(0.3)%	(10.8)%	(2.9)%
1/4/2002	Marine Drilling	Pride International	Stock Only	1,969.5	1,995.7	13.4%	16.2%	15.8%
11/20/2001	Global Marine	Santa Fe International	Cash & Stock	3,143.6	3,817.6	16.8%	9.5%	4.2%
11/1/2001	Louis Dreyfus Natural Gas	Dominion Resources	Cash & Stock	1,840.1	2,359.2	22.0%	20.9%	32.4%
9/19/2001	Tosco	Phillips Petroleum	Cash & Stock	7,397.8	9,268.0	34.4%	38.8%	45.0%
9/13/2001	HS Resources	Kerr-McGee	Cash & Stock	1,270.9	1,840.6	20.9%	36.4%	38.0%
8/2/2001	Ultramar Diamond Shamrock	Valero Energy	Cash & Stock	4,118.7	5,846.6	34.1%	21.1%	48.7%
8/1/2001[2]	Barrett Resources	Williams Cos	Cash & Stock	2,456.9	2,729.1	5.8%	10.7%	17.6%
5/8/2001	UTI Energy	Patterson Energy	Stock Only	1,408.5	1,463.9	8.8%	8.0%	21.5%
1/24/2001	Mitchell Energy & Development	Devon Energy	Cash & Stock	3,086.5	3,502.5	32.3%	31.2%	39.1%
3/6/1998	Santa Fe Pacific Pipeline	Kinder Morgan Enegery Patners	Cash & Stock	1,038.0	1,350.9	31.8%	31.8%	38.6%

	1-Day	1-Week	1-Month
High	37.9%	38.8%	48.7%
Mean	21.8%	21.8%	26.1%
Median	21.1%	21.0%	27.3%
Low	7.8%	0.3%	(4.0)%

Note: Shading denotes MLP mergers.
1. *Transactions greater than $1 billion of enterprise value where the consideration was not 100% cash.*
2. *Denotes Merger of Equals or disrupted stock price due to market rumours prior the announcement. These transactions are excluded from High, Mean, Median, and Low calculations.*

LEHMAN BROTHERS 28 MARKWEST

Appendices

Valuation Analysis Supplement

MWE L.P. Unit Valuation Summary (Pre-Tax) Detailed Projections Valuation Analysis Supplement Base Case (Management Commodity Case) Discounted Cash Flow Analysis 29 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA Base $ 195.6 $ 207.3 $ 200.1 $ 204.4 $ 207.9 $ 207.2 $ 204.1 $ 203.8 $ 199.5 0.2% EBITDA from Acquisitions 3.8 15.3 32.4 51.0 69.5 88.0 106.6 125.1 143.6 37.7% EBITDA 199.4 222.6 232.5 255.4 277.4 295.2 310.6 328.9 343.1 7.0% Plus Non-Cash Phantom Stock Compensation 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 Base (53.5) (54.5) (56.6) (55.9) (54.6) (52.3) (49.2) (45.5) (41.1) (3.2%) From Acquisitions (1.1) (4.3) (9.1) (14.4) (19.6) (24.9) (30.1) (35.4) (40.6) 57.9% Interest Expense (54.5) (58.8) (65.7) (70.2) (74.2) (77.2) (79.3) (80.9) (81.7) 5.2% Taxes - - - - - - - - - Change in Working Capital - - - - - - - - - Growth Capex - - - - - - - - - Maintenance Capex (4.3) (6.9) (5.9) (6.5) (7.2) (7.8) (8.4) (9.0) (9.7) 10.5% Other 1.8 - - - - - - - - Distributable Cash Flow $ 157.6 $ 172.2 $ 176.2 $ 193.9 $ 211.3 $ 225.5 $ 238.2 $ 254.3 $ 267.0 6.8% DCF / L.P. Unit $ 2.73 $ 2.84 $ 2.77 $ 2.86 $ 2.94 $ 2.98 $ 3.00 $ 3.05 $ 3.07 1.5% PV of Cash Flows PV of Terminal Value Based Equity Value per Unit Based Discount per L.P. Unit on Perpetuity Growth Rate of: on Perpetuty Growth Rates of: Rate ('08 -'16) 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% 9.0% $18.10 $15.72 $16.73 $17.87 $33.83 $34.84 $35.97 11.0% 16.84 10.92 11.50 12.13 27.77 28.34 28.98 13.0% 15.72 7.87 8.23 8.61 23.59 23.95 24.34 $23.59 -- $35.97

Summary of Pipeline MLP Comparables

Valuation Sensitivity Supplement

Selected Pipeline MLPs

Pipeline MLP Comparable Peer Group

($ in millions, except per unit data)

	Copano Energy	DCP Midstream	Duncan Energy	Hiland	Martin Midstream	Regency Energy	SemGroup Energy	Sunoco Logistics	Targa Resources	TC Pipelines	Williams	Median
Equity Value (as of 8/31/07)	$1,648.3	$1,141.8	$496.8	$848.6	$587.8	$1,883.5	$809.7	$1,906.4	$944.8	$1,424.5	$1,900.6	
Net Debt	267.1	621.9	164.9	150.5	161.2	405.7	137.5	540.0	274.2	582.9	671.5	
Net Market Cap.	$1,915.4	$1,763.7	$661.7	$999.2	$749.0	$2,289.2	$947.2	$2,446.4	$1,219.0	$2,007.4	$2,572.1	
Unit Price (as of 8/31/07)	$38.99	$45.25	$23.98	$50.01	$38.33	$32.00	$30.05	$53.70	$30.00	$37.16	$44.59	
Annualized Distr.	$1.76	$2.12	$1.60	$2.93	$2.64	$1.52	$1.25	$3.35	$1.35	$2.62	$2.10	
Valuation Metrics												
Distributable Cash Flow												
2007E	6.58%	5.07%	6.86%	6.58%	7.79%	5.26%	4.33%	6.25%	7.06%	8.48%	5.59%	6.58%
2008E	6.95%	6.52%	7.23%	7.99%	8.66%	6.87%	N/A	6.55%	8.38%	8.96%	7.53%	7.38%
Distributions												
LQA	4.51%	4.69%	6.67%	5.86%	6.89%	4.75%	4.16%	6.24%	4.50%	7.05%	4.71%	4.75%
2007E	4.41%	4.46%	6.67%	5.84%	7.02%	4.84%	N/A	6.18%	4.73%	7.14%	4.60%	5.34%
2008E	5.31%	5.90%	6.76%	6.38%	8.04%	5.68%	N/A	6.35%	5.83%	7.57%	5.25%	6.13%
Net Market Cap /												
2007E EBITDA	14.4x	16.8x	8.6x	17.5x	10.9x	15.4x	NA	13.4x	10.4x	13.3x	13.3x	13.9x
2008E EBITDA	12.5x	13.7x	8.2x	13.3x	8.8x	13.2x	NA	12.5x	7.2x	12.2x	6.8x	12.3x
Credit Statistics												
Net Debt / Net Book Cap.	34.1%	65.2%	33.6%	48.2%	39.0%	43.6%	126.8%	48.3%	26.1%	38.8%	83.9%	43.6%
Net Debt / Net Market Cap.	13.9%	35.3%	24.9%	15.1%	21.5%	17.7%	14.5%	22.1%	22.5%	29.0%	26.1%	22.1%
Total Debt / LTM EBITDA	2.3x	5.6x	2.8x	3.5x	2.8x	3.5x	2.9x	3.3x	3.4x	3.5x	3.9x	3.4x
LTM EBITDA / Int. Expense	5.1x	3.8x	5.4x	6.3x	5.9x	2.5x	7.9x	5.4x	4.3x	4.4x	3.4x	4.3x
Senior Unsecured Ratings / Outlook[1]												
Moody's	B2/Pos	N/R	N/R	N/R	N/R	B2/Neg	N/R	Baa2/Stable	N/R	N/R	Ba3/Stable	
S&P	BB-/Pos	N/R	N/R	N/R	N/R	N/R	N/R	BBB/Stable	N/R	N/R	BB+/Pos	

Source: Lehman Brothers Investment Banking

1. *Respective MLP senior unsecured debt rating where applicable. Otherwise, rating is for the OLP senior unsecured debt.*

LEHMAN BROTHERS

30

MARKWEST

MWE GP Valuation (Pre-Tax) Discounted Cash Flow Analysis Valuation Analysis Supplement Detailed Projections Base Case (Management Commodity Case) 31 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA Base $ 195.6 $ 207.3 $ 200.1 $ 204.4 $ 207.9 $ 207.2 $ 204.1 $ 203.8 $ 199.5 0.2% EBITDA from Acquisitions 3.8 15.3 32.4 51.0 69.5 88.0 106.6 125.1 143.6 37.7% EBITDA 199.4 222.6 232.5 255.4 277.4 295.2 310.6 328.9 343.1 7.0% Plus Non-Cash Phantom Stock Compensation 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 Base (53.5) (54.5) (56.6) (55.9) (54.6) (52.3) (49.2) (45.5) (41.1) (3.2%) From Acquisitions (1.1) (4.3) (9.1) (14.4) (19.6) (24.9) (30.1) (35.4) (40.6) 57.9% Interest Expense (54.5) (58.8) (65.7) (70.2) (74.2) (77.2) (79.3) (80.9) (81.7) 5.2% Taxes - - - - - - - - - Change in Working Capital - - - - - - - - - Growth Capex - - - - - - - - - Maintenance Capex (4.3) (6.9) (5.9) (6.5) (7.2) (7.8) (8.4) (9.0) (9.7) 10.5% Other 1.8 - - - - - - - - Distributable Cash Flow $ 157.6 $ 172.2 $ 176.2 $ 193.9 $ 211.3 $ 225.5 $ 238.2 $ 254.3 $ 267.0 6.8% Distribution - G.P. Interest 40.7 44.0 46.5 51.0 56.3 60.4 64.7 69.4 72.9 Less Standalone G&A (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) Unlevered Free Cash Flow $ 38.7 $ 42.0 $ 44.5 $ 49.0 $ 54.3 $ 58.4 $ 62.7 $ 67.4 $ 70.9 PV of Cash Flows PV of Terminal Value Enterprise Value Based Discount per L.P. Unit Based on DCF Multiples of: on DCF Multiples of: Rate ('08 -'16) 20.0x 25.0x 30.0x 20.0x 25.0x 30.0x 15.0% $258 $403 $504 $604 $661 $762 $862 16.0% $249 373 466 $559 622 715 808 17.0% $241 345 431 $518 586 672 758 $586 -- $862

Summary of G.P. Trading Comparables ___________________________ Source: Lehman Brothers Investment Banking. 1. Market Value of EPE's Other Businesses includes i) 4.4mm TPP common units and ii) 39.0mm ETE common units (both valued as of market close on 08/23/2007) Implied value of EPE’s General Partner Interest reflects value of i) EPD’s General Partner, ii) TPP’s General Partner and iii) 35% of ETE’s General Partner. Hold Co. Value of EPE reflects value of all its cash generating interests. Valuation Sensitivity Supplement G.P. HoldCo Peer Group 32 ($ in millions, except per unit) Currently Trading Alliance Atlas Pipeline Buckeye GP Crosstex Energy Transfer Enterprise GP Hiland Inergy Magellan NuStar GP Penn VA Group Holdings GP Holdings Holdings Energy, Inc. Equity Holdings (1) Holdings GP Holdings Midstream Holdings Holdings GP Holdings Median Avg. Price Per Share (as of 8/31/07) $25.20 $40.69 $31.40 $32.84 $36.75 $38.31 $30.23 $44.98 $28.31 $32.70 $31.42 Equity Value (as of 8/31/07) $1,508.5 $1,115.5 $888.6 $1,510.1 $8,188.9 $5,332.4 $653.0 $899.9 $1,773.5 $1,389.9 $1,227.7 Unconsolidated Net Debt (0.0) 23.1 22.0 (7.9) 1,562.7 1,073.3 0.3 31.4 (0.1) (2.7) (9.7) Enterprise Value $1,508.5 $1,138.6 $910.7 $1,502.2 $9,751.6 $6,405.8 $653.3 $931.3 $1,773.4 $1,387.1 $1,218.0 Common Units Held at Hold Co. 15.5 5.5 0.1 5.3 62.5 13.5 1.3 4.7 - 10.2 19.8 Current Market Price of MLP Units $33.51 $46.40 $49.05 $35.38 $52.04 $29.51 $50.01 $32.57 $43.00 $62.23 $27.84 Market Value of Common Units Held $520.9 $254.1 $3.9 $188.6 $3,252.5 $397.0 $65.1 $153.3 $0.0 $636.4 $551.4 Subordinated Units Held at Hold Co. - - - 11.1 - - 4.1 - - - - Discount Assumed to Market Price 5.0% 5.0% 5.0% 16.6% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Market Value of Subordinated Units Held $0.0 $0.0 $0.0 $327.1 $0.0 $0.0 $193.8 $0.0 $0.0 $0.0 $0.0 Other EBITDA - - - - - - - - - - - Multiple 5.0x 5.0x 5.0x 5.0x 5.0x 5.0x 5.0x 5.0x 5.0x 5.0x 5.0x Market Value of Other Businesses $0.0 $0.0 $0.0 $0.0 $0.0 $1,609.0 $0.0 $0.0 $0.0 $0.0 $0.0 Total Market Value of L.P. Equity Held $520.9 $254.1 $3.9 $515.8 $3,252.5 $397.0 $258.9 $153.3 $0.0 $636.4 $551.4 Total Market Value of Other Businesses 0.0 0.0 0.0 0.0 0.0 1,609.0 0.0 0.0 0.0 0.0 0.0 Enterprise Value of Hold Co. 1,508.5 1,138.6 910.7 1,502.2 9,751.6 6,405.8 653.3 931.3 1,773.4 1,387.1 1,218.0 Implied Value of General Partner Interest $987.6 $884.5 $906.7 $986.5 $6,499.1 $4,399.7 $394.3 $778.0 $1,773.4 $750.8 $666.6 Implied G.P. Value as a Multiple of: Distributable Cash Flow (After G&A) - 2007E 16.8x 23.5x 23.4x 36.4x 24.7x 21.0x 59.1x 22.6x 19.3x 30.2x 32.1x 23.5x 28.1x 2008E 18.6x 13.5x 22.6x 20.2x 17.4x 19.8x 33.4x 18.1x 17.2x 22.7x 25.3x 19.8x 20.8x Distributions (After G&A) - Latest Annualized 32.5x 28.5x 26.0x 38.5x 27.9x 25.7x 105.2x 24.6x 25.6x 40.5x 55.4x 28.5x 39.1x 2007E 30.6x 26.2x 25.2x 36.9x 26.4x 25.5x 81.0x 23.0x 24.4x 34.5x 55.4x 26.4x 35.4x 2008E 22.8x 19.0x 22.8x 21.3x 18.7x 22.3x 49.0x 19.9x 20.8x 31.9x 38.7x 22.3x 26.1x Hold Co. Value as a Multiple of: Distributable Cash Flow (After G&A) - 2007E 14.3x 18.8x 23.4x 29.8x 20.4x 19.1x 27.1x 20.4x 19.3x 20.4x 21.1x 20.4x 21.3x 2008E 15.5x 12.5x 22.5x 20.1x 15.5x 17.1x 20.8x 16.9x 17.2x 17.0x 18.5x 17.1x 17.6x Distributions (After G&A) - Latest Annualized 23.1x 22.7x 25.9x 31.0x 22.5x 24.0x 33.5x 21.8x 25.6x 24.2x 26.9x 24.2x 25.6x 2007E 22.2x 21.4x 25.2x 30.1x 21.5x 22.3x 30.7x 20.6x 24.4x 22.1x 26.9x 22.3x 24.3x 2008E 18.0x 16.9x 22.8x 21.0x 16.5x 19.5x 25.4x 18.3x 20.8x 21.1x 23.1x 20.8x 20.3x Latest Annualized HoldCo Dividend / Distribution $1.06 $1.04 $1.00 $0.92 $1.49 $1.52 $0.88 $2.04 $1.10 $1.36 $1.12 Implied Pre-Tax Yield 4.21% 2.56% 3.18% 2.80% 4.05% 3.97% 2.91% 4.54% 3.90% 4.16% 3.56% 3.90% 3.62% Expected MLP Distribution CAGR 12.0% 5.0% 6.0% 8.0% 18.0% 8.0% 10.0% 6.0% 9.0% 7.0% 8.0% 8.0% 8.8% Resulting Holdco Distribution CAGR 18.5% 14.2% 10.0% 12.9% 23.4% 16.9% 18.3% 14.3% 17.6% 10.6% 16.0% 16.0% 15.7% Multiplier 1.5x 2.8x 1.7x 1.6x 1.3x 2.1x 1.8x 2.4x 2.0x 1.5x 2.0x 1.8x 1.9x

Summary of G.P. Transactions ___________________________ Based on public disclosure or Lehman Brothers estimates. Assumes 5% discount to last trade on June 15, 2007; includes 16.7 million subordinated units owned by HM Capital and 1.1 million subordinated units owned by Management. Net of 4.4 million L.P. units valued at unit price of $45.38 as of May 7, 2007. Net of 13.5 million L.P. units valued at unit price of $26.60 as of January 13, 2005. Net of 5.1 million L.P. units valued at the L.P. unit offering price of $61.50 per unit, a premium of 21% over the closing price of $50.76 per unit as of October 29, 2004. Assumes that 500,000 L.P. units purchased in conjunction with general partner interest were valued at par to closing price of $41.05 per unit as of September 16, 2004. While 42.25% of the G.P. was sold, only 10.0% of the IDRs were sold. Total transaction value consists of $510 million cash at closing, assumption of a $19 million environmental liability, an additional $2 million from first post-closing unitholder distribution and $50 million of assumed G&A cap. Implied G.P. value calculated using discount of 5% on 1.1 million common units, 15% discount on 5.7 million subordinated units and 20% discount on 7.8 million Class A units Valuation Sensitivity Supplement 33 ($ millions) Implied Distributable Cash Flow Distributed Cash Flow Total GP Interest GP Value Percent of Implied Annualized Implied Announce Transaction as % GP Interest LTM DCF GP DCF Implied Distribution Distribution Implied Date Acquirer / Target Value (1) of Total Sold to GP Multiple Yield to GP Multiple Yield 6/19/07 GE Energy Financial Services $603.0 $176.0 (2) 29% 100% $1.2 145.7x 0.7% $1.5 115.8x 0.9% Regency GP LP (the G.P.) 5/7/07 Enterprise GP Holdings L.P. $1,100.0 $900.3 (3) 82% 100% $70.3 12.8x 7.8% $48.3 18.6x 5.4% Texas Eastern Products Pipeline Company, LLC 4/4/07 ArcLight Capital Parnters, Kelso & Company and Lehman Brothers n.a. n.a. n.a. 63% $27.5 n.m. n.m. $31.0 n.m. n.m. Buckeye GP Holdings (the G.P.) 10/19/06 Suburban Propane Partners, L.P. $75.0 $75.0 100% 100% $5.1 14.7x 6.8% $3.0 25.0x 4.0% Suburban Energy Services Group LLC (the G.P.) 6/12/06 Plains All American Pipeline, L.P. $2,324.9 $328.5 14% 100% $2.6 n.m. n.m. $3.2 n.m. n.m. Pacific Energy Partners, L.P. 2/15/06 ONEOK, Inc. $40.0 $40.0 100% 18% $18.5 12.4x 8.1% $11.2 20.5x 4.9% TransCanada's GP Interest in Norther Border Partners, L.P. 2/24/05 EPCO, Inc. $1,100.0 $1,100.0 100% 100% $68.2 16.1x 6.2% $67.7 16.3x 6.2% TEPPCO 1/14/05 EPCO, Inc. $425.0 $67.1 (4) 16% 10% $87.9 7.7x 13.0% $67.8 10.0x 10.0% Enterprise Products GP LLC 11/1/04 Valero L.P. $545.2 $231.7 (5) 43% 100% $14.8 15.6x 6.4% $11.0 21.2x 4.7% Kaneb Pipe Line Partners, L.P. 10/29/04 LB Pacific, L.P. (not disclosed) n.a. n.a. n.a. 100% $1.7 n.a. n.a. $1.2 n.a. n.a. Pacific Energy Partners, L.P. 9/17/04 ONEOK, Inc. $175.0 $154.5 (6) 88% 83% $17.8 10.5x 9.5% $11.2 16.8x 6.0% Northern Plains (G.P. of Northern Border Partners, L.P.) 3/5/04 Carlyle/Riverstone $235.0 $235.0 100% 100% $13.4 17.5x 5.7% $14.2 16.6x 6.0% Glenmoor, Ltd. (parent of G.P. of Buckeye Partners, L.P.) 12/22/03 First Reserve / Corbin Robertson / Mgmt. $115.0 $4.0 3% 42% (7) $2.1 7.3x 13.6% $1.0 9.4x 10.6% Arch Coal, Inc.'s G.P. interest in Natural Resource Partners, L.P. 12/15/03 Enterprise Products Partners L.P. $4,633.4 $425.0 9% 50% $82.8 10.3x 9.7% $84.5 10.1x 9.9% GulfTerra Energy Partners, L.P. 11/20/03 Vulcan Capital $470.4 $78.0 17% 44% $11.2 15.9x 6.3% $10.7 16.5x 6.0% Plains Resources Inc. 11/6/03 Energy Transfer Company $130.0 $30.0 23% 100% $4.6 6.5x 15.5% $2.3 13.3x 7.5% U.S. Propane L.P. (G.P. of Heritage Propane Partners, L.P.) 10/3/03 Goldman Sachs n.a. $88.0 n.a. 10% $77.8 11.4x 8.8% $71.3 12.5x 8.0% GulfTerra Energy Partners, L.P. 4/21/03 Madison Dearborn / Riverstone $581.0 (8) $133.2 (9) 23% 100% $18.7 7.1x 14.1% $5.3 25.2x 4.0% Williams Energy Partners L.P. Mean of 2006-2007 transactions 46.4x 0.1x 45.0x 3.8% Median of 2006-2007 transactions 13.8x 0.1x 22.7x 4.4% Mean of 2004-2007 transactions 28.1x 7.1% 29.0x 5.3% Median of 2004-2007 transactions 14.7x 6.8% 18.6x 5.4% Mean of all transactions 20.8x 8.8% 23.2x 6.3% Median of all transactions 12.4x 8.1% 16.6x 6.0% Value Transaction

NGL Business Valuation (Pre-Tax) Valuation Analysis Detailed Projections Discounted Cash Flow Analysis Base Case (Management Commodity Case) ___________________________ We have assumed standalone cash SG&A expense of $4 million per management. 34 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA $22.1 $16.6 $20.0 $21.4 $20.0 $18.8 $17.6 $16.4 $15.2 (4.6%) SG&A (1) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) Distributable Cash Flow $ 18.1 $ 12.6 $ 16.0 $ 17.4 $ 16.0 $ 14.8 $ 13.6 $ 12.4 $ 11.2 (5.9%) PV of Cash Flows PV of Terminal Value Based per L.P. Unit on Perpetuity Growth Rate of: ('08 -'16) (7.5%) (5.0%) (2.5%) $97 $33 $41 $52 94 29 35 44 91 25 30 37 Equity Value based on Discount Perpetuity Growth Rate of: Rate (7.5%) (5.0%) (2.5%) 8.0% $130 $138 $149 10.0% 123 129 137 12.0% 116 121 128 $116 -- $149

Valuation Sensitivity Supplement

MWE L.P. Unit Valuation Summary (Pre-Tax) Detailed Projections Valuation Analysis Supplement Discounted Cash Flow Analysis Strip Price Case 35 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA Base $ 194.0 $ 204.1 $ 196.1 $ 200.5 $ 203.9 $ 204.0 $ 201.7 $ 198.2 $ 194.7 0.0% EBITDA from Acquisitions 3.8 15.3 32.4 51.0 69.5 88.0 106.6 125.1 143.6 37.7% EBITDA 197.7 219.4 228.5 251.5 273.4 292.0 308.2 323.2 338.3 6.9% Plus Non-Cash Phantom Stock Compensation 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 Base (53.7) (54.8) (56.8) (56.0) (54.1) (51.1) (46.9) (42.0) (36.4) (4.8%) From Acquisitions (1.1) (4.3) (9.1) (14.4) (19.6) (24.9) (30.1) (35.4) (40.6) 57.9% Interest Expense (54.8) (59.1) (65.9) (70.3) (73.7) (75.9) (77.0) (77.4) (77.0) 4.3% Taxes - - - - - - - - - Change in Working Capital - - - - - - - - - Growth Capex - - - - - - - - - Maintenance Capex (4.3) (6.9) (5.9) (6.5) (7.2) (7.8) (8.4) (9.0) (9.7) 10.5% Other 1.8 - - - - - - - - Distributable Cash Flow $ 155.7 $ 168.7 $ 172.0 $ 190.0 $ 207.8 $ 223.6 $ 238.1 $ 252.1 $ 267.0 7.0% PV of Cash Flows PV of Terminal Value Based Equity Value per Unit Based Discount per L.P. Unit on Perpetuity Growth Rate of: on Perpetuty Growth Rates of: Rate ('08 -'16) 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% 9.0% $17.90 $15.68 $16.69 $17.82 $33.58 $34.58 $35.71 11.0% 16.65 10.89 11.47 12.10 27.54 28.12 28.75 13.0% 15.54 7.85 8.20 8.59 23.39 23.74 24.13 $23.39 -- $35.71

MWE GP Valuation (Pre-Tax) Discounted Cash Flow Analysis Valuation Analysis Supplement Detailed Projections Strip Price Case 36 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA Base $ 194.0 $ 204.1 $ 196.1 $ 200.5 $ 203.9 $ 204.0 $ 201.7 $ 198.2 $ 194.7 0.0% EBITDA from Acquisitions 3.8 15.3 32.4 51.0 69.5 88.0 106.6 125.1 143.6 37.7% EBITDA 197.7 219.4 228.5 251.5 273.4 292.0 308.2 323.2 338.3 6.9% Plus Non-Cash Phantom Stock Compensation 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 Base (53.7) (54.8) (56.8) (56.0) (54.1) (51.1) (46.9) (42.0) (36.4) (4.8%) From Acquisitions (1.1) (4.3) (9.1) (14.4) (19.6) (24.9) (30.1) (35.4) (40.6) 57.9% Interest Expense (54.8) (59.1) (65.9) (70.3) (73.7) (75.9) (77.0) (77.4) (77.0) 4.3% Taxes - - - - - - - - - Change in Working Capital - - - - - - - - - Growth Capex - - - - - - - - - Maintenance Capex (4.3) (6.9) (5.9) (6.5) (7.2) (7.8) (8.4) (9.0) (9.7) 10.5% Other 1.8 - - - - - - - - Distributable Cash Flow $ 155.7 $ 168.7 $ 172.0 $ 190.0 $ 207.8 $ 223.6 $ 238.1 $ 252.1 $ 267.0 7.0% Distribution - G.P. Interest 39.6 42.4 44.8 49.5 54.9 59.8 64.2 68.7 72.7 Less Standalone G&A (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) Unlevered Free Cash Flow $ 37.6 $ 40.4 $ 42.8 $ 47.5 $ 52.9 $ 57.8 $ 62.2 $ 66.7 $ 70.7 PV of Cash Flows PV of Terminal Value Enterprise Value Based Discount per L.P. Unit Based on DCF Multiples of: on DCF Multiples of: Rate ('08 -'16) 20.0x 25.0x 30.0x 20.0x 25.0x 30.0x 15.0% $252 $402 $502 $603 $654 $755 $855 16.0% $243 372 465 $558 615 708 801 17.0% $235 344 430 $516 579 665 751 $579 -- $855

NGL Business Valuation (Pre-Tax) Valuation Analysis Detailed Projections Discounted Cash Flow Analysis ___________________________ We have assumed standalone cash SG&A expense of $4 million per management. Strip Price Case 37 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA $20.7 $15.4 $17.2 $18.0 $18.3 $18.1 $17.8 $17.5 $17.3 (2.2%) SG&A (1) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) Distributable Cash Flow $ 16.7 $ 11.4 $ 13.2 $ 14.0 $ 14.3 $ 14.1 $ 13.8 $ 13.5 $ 13.3 (2.8%) PV of Cash Flows PV of Terminal Value Based per L.P. Unit on Perpetuity Growth Rate of: ('08 -'16) (7.5%) (5.0%) (2.5%) $90 $40 $48 $62 87 34 41 52 84 30 36 44 Equity Value based on Discount Perpetuity Growth Rate of: Rate (7.5%) (5.0%) (2.5%) 8.0% $130 $138 $152 10.0% 121 128 139 12.0% 114 119 128 $114 -- $152

MWP Tax Calculations Discounted Cash Flow Analysis Valuation Analysis Projections of the NGL Business ___________________________ We have assumes standalone cash SG&A expense of $4 million per management. Strip Price Case 38 NGL Business Tax Calculation 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR Revenue $200.8 $193.6 $193.7 $194.5 $194.3 $194.3 $194.3 $194.3 $194.3 (0.4%) Operating Expenses (180.1) (178.2) (176.5) (176.5) (176.0) (176.3) (176.5) (176.8) (177.1) SG&A (20.3) (20.7) (21.1) (21.5) (22.0) (22.4) (22.9) (23.3) (23.8) MLP Equity Income 29.1 31.6 32.0 34.9 37.8 40.4 42.8 45.2 47.7 EBITDA $29.4 $26.3 $28.1 $31.4 $34.2 $36.0 $37.8 $39.4 $41.1 4.3% Taxable Income Interest Income 2.9 3.6 4.2 4.8 5.5 6.2 6.9 7.6 8.3 DDD&A and Other (0.8) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) Less MLP Equity Income (29.1) (31.6) (32.0) (34.9) (37.8) (40.4) (42.8) (45.2) (47.7) Plus Allocated MLP Taxable Income 45.3 46.9 48.6 50.6 52.6 54.6 56.6 58.6 60.5 Plus Non-Deductible SG&A 8.8 9.0 9.2 9.3 9.5 9.7 9.9 10.1 10.3 Pre-Tax Income $56.6 $53.6 $57.5 $60.7 $63.5 $65.6 $67.8 $69.9 $72.1 3.1% Tax Rate 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% NGL Business Taxes Paid ($21.3) ($20.2) ($21.7) ($22.9) ($23.9) ($24.8) ($25.6) ($26.4) ($27.2) 3.1% MWP New Debt Tax Shield Calculation 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR Interest on Acquisition Debt ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) NM Tax Rate 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% MWP New Debt Tax Shield $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 NM PV of Cash Flows PV of Terminal Value Based Discount per L.P. Unit on Perpetuity Growth Rate of: Equity Value Tax Shield Rate ('08 -'16) (1.0%) 0.0% 1.0% (1.0%) 0.0% 1.0% Equity Value 10.0% $ (140) $ (104) $ (115) $ (129) $ (244) $ (256) $ (270) $ 78 12.0% (130) (75) (82) (90) (205) (212) (221) $ 65 14.0% (122) (55) (60) (65) (177) (181) (187) $ 56 $ (209) -- $ (226) $ 66 Actual Tax Impact $ (142) -- $ (159)

MWE L.P. Unit Valuation Summary (Pre-Tax) Detailed Projections Valuation Analysis Supplement Discounted Cash Flow Analysis $50 / $7 Case 39 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA Base $ 199.2 $ 190.4 $ 176.1 $ 174.9 $ 178.5 $ 178.7 $ 176.4 $ 173.1 $ 169.8 (2.0%) EBITDA from Acquisitions 3.8 15.3 32.4 51.0 69.5 88.0 106.6 125.1 143.6 37.7% EBITDA 203.0 205.7 208.5 225.8 248.0 266.7 283.0 298.2 313.4 5.6% Plus Non-Cash Phantom Stock Compensation 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 Base (54.2) (55.5) (58.5) (59.8) (60.6) (60.4) (59.4) (57.9) (56.0) 0.4% From Acquisitions (1.1) (4.3) (9.1) (14.4) (19.6) (24.9) (30.1) (35.4) (40.6) 57.9% Interest Expense (55.2) (59.8) (67.6) (74.1) (80.2) (85.3) (89.5) (93.3) (96.6) 7.2% Taxes - - - - - - - - - Change in Working Capital - - - - - - - - - Growth Capex - - - - - - - - - Maintenance Capex (4.3) (6.9) (5.9) (6.5) (7.2) (7.8) (8.4) (9.0) (9.7) 10.5% Other 1.8 - - - - - - - - Distributable Cash Flow $ 160.5 $ 154.3 $ 150.4 $ 160.4 $ 176.0 $ 188.9 $ 200.4 $ 211.2 $ 222.4 4.2% PV of Cash Flows PV of Terminal Value Based Equity Value per Unit Based Discount per L.P. Unit on Perpetuity Growth Rate of: on Perpetuty Growth Rates of: Rate ('08 -'16) 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% 9.0% $16.25 $13.50 $14.36 $15.33 $29.75 $30.61 $31.59 11.0% 15.15 9.37 9.87 10.42 24.53 25.02 25.57 13.0% 14.18 6.75 7.06 7.39 20.93 21.24 21.57 $20.93 -- $31.59

MWE GP Valuation (Pre-Tax) Discounted Cash Flow Analysis Valuation Analysis Supplement Detailed Projections $50 / $7 Case 40 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA Base $ 199.2 $ 190.4 $ 176.1 $ 174.9 $ 178.5 $ 178.7 $ 176.4 $ 173.1 $ 169.8 (2.0%) EBITDA from Acquisitions 3.8 15.3 32.4 51.0 69.5 88.0 106.6 125.1 143.6 37.7% EBITDA 203.0 205.7 208.5 225.8 248.0 266.7 283.0 298.2 313.4 5.6% Plus Non-Cash Phantom Stock Compensation 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 15.3 Base (54.2) (55.5) (58.5) (59.8) (60.6) (60.4) (59.4) (57.9) (56.0) 0.4% From Acquisitions (1.1) (4.3) (9.1) (14.4) (19.6) (24.9) (30.1) (35.4) (40.6) 57.9% Interest Expense (55.2) (59.8) (67.6) (74.1) (80.2) (85.3) (89.5) (93.3) (96.6) 7.2% Taxes - - - - - - - - - Change in Working Capital - - - - - - - - - Growth Capex - - - - - - - - - Maintenance Capex (4.3) (6.9) (5.9) (6.5) (7.2) (7.8) (8.4) (9.0) (9.7) 10.5% Other 1.8 - - - - - - - - Distributable Cash Flow $ 160.5 $ 154.3 $ 150.4 $ 160.4 $ 176.0 $ 188.9 $ 200.4 $ 211.2 $ 222.4 4.2% Distribution - G.P. Interest 40.1 41.7 44.0 46.6 49.1 51.7 54.3 56.8 59.4 Less Standalone G&A (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) Unlevered Free Cash Flow $ 38.1 $ 39.7 $ 42.0 $ 44.6 $ 47.1 $ 49.7 $ 52.3 $ 54.8 $ 57.4 PV of Cash Flows PV of Terminal Value Enterprise Value Based Discount per L.P. Unit Based on DCF Multiples of: on DCF Multiples of: Rate ('08 -'16) 20.0x 25.0x 30.0x 20.0x 25.0x 30.0x 15.0% $231 $326 $408 $489 $557 $639 $720 16.0% $223 302 377 $453 525 600 676 17.0% $216 279 349 $419 495 565 635 $495 -- $720

NGL Business Valuation (Pre-Tax) Valuation Analysis Detailed Projections Discounted Cash Flow Analysis ___________________________ We have assumed standalone cash SG&A expense of $4 million per management. $50 / $7 Case 41 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR EBITDA $12.8 $9.0 ($0.5) ($5.2) ($5.5) ($5.7) ($6.0) ($6.3) ($6.6) NA SG&A (1) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) (4.0) Distributable Cash Flow $ 8.8 $ 5.0 $ (4.5) $ (9.2) $ (9.5) $ (9.7) $ (10.0) $ (10.3) $ (10.6) NA PV of Cash Flows PV of Terminal Value Based per L.P. Unit on Perpetuity Growth Rate of: ('08 -'16) (7.5%) (5.0%) (2.5%) $(28) $(32) $(39) $(49) (26) (27) (33) (41) (25) (24) (28) (35) Equity Value based on Discount Perpetuity Growth Rate of: Rate (7.5%) (5.0%) (2.5%) 8.0% $(60) $(67) $(77) 10.0% (54) (59) (68) 12.0% (48) (53) (59) $(77) -- $(48)

MWP Tax Calculations Discounted Cash Flow Analysis Valuation Analysis Projections of the NGL Business ___________________________ We have assumes standalone cash SG&A expense of $4 million per management. $50 / $7 Case 42 NGL Business Tax Calculation 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR Revenue $177.0 $169.6 $155.2 $150.0 $150.0 $150.0 $150.0 $150.0 $150.0 (2.1%) Operating Expenses (164.2) (160.6) (155.7) (155.2) (155.4) (155.7) (156.0) (156.2) (156.5) SG&A (20.3) (20.7) (21.1) (21.5) (22.0) (22.4) (22.9) (23.3) (23.8) MLP Equity Income 29.8 29.5 29.1 31.1 33.8 36.2 38.4 40.6 42.8 EBITDA $22.2 $17.8 $7.4 $4.3 $6.3 $8.0 $9.6 $11.0 $12.5 (7.0%) Taxable Income Interest Income 2.4 2.9 3.3 3.4 3.4 3.5 3.5 3.5 3.6 DDD&A and Other (0.8) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) (0.5) Less MLP Equity Income (29.8) (29.5) (29.1) (31.1) (33.8) (36.2) (38.4) (40.6) (42.8) Plus Allocated MLP Taxable Income 45.3 46.9 48.6 50.6 52.6 54.6 56.6 58.6 60.5 Plus Non-Deductible SG&A 8.8 9.0 9.2 9.3 9.5 9.7 9.9 10.1 10.3 Pre-Tax Income $48.2 $46.5 $38.9 $36.0 $37.6 $39.1 $40.6 $42.1 $43.5 (1.3%) Tax Rate 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% NGL Business Taxes Paid ($18.2) ($17.5) ($14.7) ($13.6) ($14.2) ($14.7) ($15.3) ($15.9) ($16.4) (1.3%) MWP New Debt Tax Shield Calculation 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E CAGR Interest on Acquisition Debt ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) ($20.7) NM Tax Rate 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% 37.7% MWP New Debt Tax Shield $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 $7.8 NM PV of Cash Flows PV of Terminal Value Based Discount per L.P. Unit on Perpetuity Growth Rate of: Equity Value Tax Shield Rate ('08 -'16) (1.0%) 0.0% 1.0% (1.0%) 0.0% 1.0% Equity Value 10.0% $ (95) $ (63) $ (70) $ (78) $ (158) $ (165) $ (173) $ 78 12.0% (89) (45) (49) (54) (134) (138) (143) $ 65 14.0% (84) (33) (36) (39) (117) (120) (123) $ 56 $ (136) -- $ (146) $ 66 Actual Tax Impact $ (70) -- $ (80)

Other Considerations

Other Considerations

Other Considerations

Increasingly Competitive M&A Market is Driving MLPs to Evaluate Their Cost of Capital

- MLPs have taken two primary approaches: (i) permanent reduction, cap or elimination of the splits and (ii) transaction-driven temporary modifications
  - There has also been one "option" to reset the IDR levels, as discussed below
- The temporary modifications have both been undertaken to better match cash flows from growth projects

Permanent

- **Enterprise Products Partners L.P.**
  - In December 2002, EPD permanently capped its splits at 25%
  - At the time, EPD was in the 25% split level
- **Valero L.P.**
  - In March 2004, VLI permanently capped its splits at 25%
  - At the time, VLI was in the 10% split level
- **TEPPCO Partners, L.P.**
  - In December 2006, TPP permanently capped its splits at 25% (received unitholder approval on 12/8/06)
  - At the time, TPP was currently in the 50% split level
  - General partner received L.P. units in exchange for split reduction on a cash flow neutral basis
- **Suburban Propane Partners, L.P.**
  - The MLP agreed to recapitalize the General Partner's economic interest and IDRs
  - The G.P. of SPH was capped at the 15% split level prior to the recapitalization
  - Consideration given was common units

Transaction-Driven, Temporary IDR Modifications

- **Magellan Midstream Partners, L.P.**
  - In connection with the acquisition of assets from Shell in June 2004, MMP's general partner agreed to a temporary reduction in its portion of cash distributions
  - $1.25 million in 2004; $5 million in 2005; $3 million in 2006
- **Plains All American Pipeline, L.P.**
  - As part of the agreement to buy Pacific Energy Partners, L.P., Plains' general partner agreed to reduce its incentive distribution right payments by an aggregate of $65 million through 2011

Other IDR Modifications

- **Enterprise Products Partners, L.P.**
  - As part of the Gulfterra acquisition, EPCO contributed its 50% ownership interest to EPD for no consideration
- **DCP Midstream Partners, L.P.**
  - General partner has the option to reset the splits to 98%/2% in exchange for L.P. equity on a cash flow neutral basis

LEHMAN BROTHERS

43

MARKWEST

One commonly used method of calculating the cost of an MLP’s equity capital is dividing the MLP’s L.P. 2007E distributable cash flow yield by (1 - current IDR split %) This calculation attempts to capture the “true” L.P. cost of equity, fully burdened by the marginal G.P. take Currently, among selected small-capitalization midstream MLPs, only Atlas and Hiland have a higher cost of capital than MWE Among the group shown below, notably, Copano does not have any IDRs Some of the other MLPs with a low cost of equity capital are newly-formed and lower in their respective IDR structures The 8.2% “MWE Without IDRs” equity cost of capital assumes the IDRs are eliminated and the 2007E DCF yield is held constant While we have held the DCF yield constant at 8.2% for illustrative purposes, we believe MWE could also potentially benefit from a tightening of yield – although given the announcement, the market yield already reflects some tightening due to transaction anticipation This analysis is designed to be illustrative, as we believe there are numerous factors that are reflected in an MLP’s yield such as commodity price volatility, drop-down stories, organic growth, perceived future success in M&A market, management track record, etc. Nonetheless, taken in isolation, an MLP’s yield should improve with the removal of its IDRs as ability to grow LP DCF is enhanced Other Considerations Removing the IDRs Should Improve MWE’s Cost of Capital Other Considerations Selected Illustrative MLP Equity Costs of Capital (1) ___________________________ Equity cost of capital calculated as 2007E L.P. distributable cash flow yield divided by (1 - current IDR split %). 2007E estimates per Wall Street Research. 44 4.40% 5.40% 6.60% 7.00% 7.20% 8.20% 10.20% 10.40% 11.20% 13.20% 16.30% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% SGLP RGNC CPNO DEP NGLS MWE DPM MMLP WPZ HLND MWE Cost of Capital DCF Yield Current Split Level 4.3% 5.3% 6.6% 6.9% 7.1% 8.2% 5.1% 7.8% 5.6% 6.6% 8.2% 2.0% 2.0% 0.0% 2.0% 2.0% 0.0% 50.0% 25.0% 50.0% 50.0% 50.0%

Other Considerations

Other Considerations

Ownership structure as of July 31, 2007

MWP			
Pos.	Name	Shares	as %
1	JOHN M. FOX	5,377,446	44.6%
2	KAYNE ANDERSON CAP ADVISORS	647,413	5.4%
3	BEAR STEARNS ASSET MGMT	560,435	4.6%
4	SWANK GROUP	542,467	4.5%
5	HENNESSY ADVISORS	413,700	3.4%
6	FRIEDMAN BILLINGS RAMSEY	397,890	3.3%
7	RENAISSANCE TECHNOLOGIES	378,340	3.1%
8	AKRE CAPITAL MANAGEMENT	361,998	3.0%
9	BARCLAYS GBL INVESTORS	306,281	2.5%
10	DIMENSIONAL FD ADVISORS	291,740	2.4%
11	STATE STR GLOBAL	196,810	1.6%
12	GPS PARTNERS	195,733	1.6%
13	AMERICAN CENT INVESTMENT	179,890	1.5%
14	VANGUARD GROUP	177,844	1.5%
15	WELLS CAPITAL MANAGEMENT	114,889	1.0%
16	DALTON GREINER HARTMAN MAHER	105,448	0.9%
17	AMERICAN CENT INVT MGMT	96,199	0.8%
18	COLLEGE RETIREMENT EQUITIES	78,348	0.7%
19	CNA INSURANCE COMPANIES	71,849	0.6%
20	ZIMMER LUCAS PARTNERS	50,015	0.4%
	Top 20	10,544,735	87.5%

MWE			
Pos.	Name	Shares	as %
1	MARKWEST HYDROCARBON, INC.	4,938,992	13.3%
2	TORTOISE CAPITAL ADVISORS	3,495,330	9.4%
3	KAYNE ANDERSON CAP ADVISORS	3,284,500	8.8%
4	SWANK GROUP	2,457,163	6.6%
5	NEUBERGER BERMAN	2,009,287	5.4%
6	FIDUCIARY ASSET MGMT	689,150	1.9%
7	GPS PARTNERS	663,544	1.8%
8	LEHMAN BROTHERS	631,665	1.7%
9	MORGAN STANLEY INV MGMT	533,645	1.4%
10	ZIMMER LUCAS PARTNERS	296,879	0.8%
11	DEUTSCHE ASSET MGMT AMERICAS	259,410	0.7%
12	EAGLE GLOBAL ADVISORS	240,420	0.6%
13	CITI INVESTMENT RESEARCH	226,025	0.6%
14	JOHN M. FOX	180,924	0.5%
15	CNA INSURANCE COMPANIES	176,000	0.5%
16	RR ADVISORS	147,520	0.4%
17	GOLDMAN SACHS & COMPANY	130,603	0.4%
18	RENAISSANCE TECHNOLOGIES	84,300	0.2%
19	WOOD & COMPANY	79,128	0.2%
20	SEMPLE (FRANK M)	67,484	0.2%
	Top 20	20,591,969	55.5%

Source: Thomson Financial

LEHMAN BROTHERS 45 MARKWEST